UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2015

Howard Bancorp, Inc.
(Exact name of registrant as specified in charter)

Maryland	001-35489	20-3735949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6011 University Boulevard, Suite 370, Ellicott City, Maryland		21043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (410) 750-0020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

At Howard Bancorp, Inc.’s (the “Company”) annual meeting of stockholders held on May 27, 2015, the Company’s stockholders voted on the following matters:

1.
To elect four Class I directors to serve for a three-year term expiring at the Annual Meeting of Stockholders in 2018, and until their successors are elected and qualify; and to elect one Class III director to serve for the remainder of a three-year term expiring at the Annual Meeting of Stockholders in 2017 and until her successor is elected and qualifies.

	Votes For	Votes Withheld	Broker Non- Votes
Class I
Andrew E. Clark	2,062,022	300,524	660,595
John J. Keenan	2,077,367	285,179	660,595
Kenneth C. Lundeen	2,111,079	251,467	660,595
Richard J. Morgan	2,075,767	286,779	660,595

Class III
Karen D. McGraw	2,076,367	286,179	660,595

2.
To approve the issuance and sale of 2,173,913 shares of the Company’s common stock at a price of $11.50 per share in accordance with investment agreements between the Company and the investors named therein, dated as of March 2, 2015.

Votes For	2,259,050
Votes Against	100,562
Abstain	2,934
Broker Non-Votes	660,595

3.	To approve a non-binding advisory proposal to approve the compensation of the Company’s named executive officers.

Votes For	2,257,210
Votes Against	95,136
Abstain	10,200
Broker Non-Votes	660,595

4.	To ratify the appointment of Stegman & Company as the independent registered public accounting firm to audit the Company’s financial statements for 2015.

Votes For	3,022,473
Votes Against	-
Abstain	668

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD BANCORP, INC.

	By:	/s/ George C. Coffman
Name: George C. Coffman
Date: May 28, 2015	Title: Executive Vice President and Chief
Financial Officer